SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: January 5, 1999



                               World CallNet, Inc.
             (Exact name of registrant as specified in its charter)




     Delaware                      333-35753                       75-2468002
----------------         ---------------------------           -----------------
    (state of              (Commission File Number)              (IRS Employer
  incorporation)                                                  I.D. Number)






                    731 Meadows Building, 5646 Milton Street
                                Dallas, TX 75206
                                  214-361-8535
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)





                         General American Royalty, Inc.
             (Former name or address, if changed since last report)

Item 5.  Other Events

         On January 5, 1999, the shareholders of the Company, at a Special Meeting of Shareholders, approved the following proposals of the Company's Board of Directors:

         1. To amend the Certificate of Incorporation of the Company to change the name of the corporation to "World CallNet, Inc."

         2. To amend the Certificate of Incorporation of the Company to increase its authorized capital (i) from 20 million shares of Common Stock (par value $0.001) to 30 million shares of Common Stock (par value $0.001) and (ii) from 5 million shares of Preferred Stock (par value $0.001) to 10 million shares of Preferred Stock (par value $0.001).

         3. To approve the Company's 1998 Stock Option Plan.

         The amendments to the Company's Certificate of Incorporation were filed with the Secretary of State of Delaware on January 6, 1999, and became effective that day.

Item 7.  Exhibits

         The following exhibits are filed as a part of this report.

         Exhibit                          Item
         -------                          ----

          3.1        -    Certificate of Amendment to the Certificate of
                          Incorporation of the Company, filed on January 6, 1999 with the Secretary of State of Delaware

         99          -    Copy of the Company's 1998 Stock Option Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 1999                         World CallNet, Inc.

                                               /s/ Paul Goodman-Simpson
                                               ---------------------------------
                                               By/s/Paul Goodman-Simpson
                                                 Paul Goodman-Simpson, President

                               World CallNet, Inc.

                            EXHIBIT INDEX (FORM 8-K)

                                 January 5, 1999


      Exhibit                               Item
      -------                               ----

       3.1        -       Certificate of Amendment to the Certificate of
                          Incorporation of the Company, filed on January 6, 1999 with the Secretary of State of Delaware

      99          -       Copy of the Company's 1998 Stock Option Plan